UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2018 (October 10, 2018)
CCA Industries, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31643	04-2795439
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Wall Street West, Suite 275 Lyndhurst, New Jersey	07071
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (201) 935-3232
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On October 15, 2018, CCA Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 (the “Notice”) with respect to its late Quarterly Report on Form 10-Q for the period ending August 31, 2018. The responses set forth in the Notice under Part IV, Question 3 thereof are hereby incorporated by reference into this Item 2.02.
The information contained in this Item 2.02 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 2.02 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in the Notice, pursuant to a financial covenant in the Revolving Credit, Term Loan and Security Agreement, dated February 5, 2018 (the “2018 Credit Agreement”), between the Company and PNC Bank, National Association (the “Lender”), the Company is required to maintain a fixed charge coverage ratio of no less than 1.10 to 1.0 as of the end of each fiscal quarter. Due to the Company’s loss in the third quarter of fiscal 2018, the Company notified the Lender on October 10, 2018 that it was unable to comply with the financial covenant as of the end of such quarter, which constituted an event of default under the 2018 Credit Agreement. An event of default permits the Lender to, among other things, terminate the 2018 Credit Agreement and accelerate any indebtedness outstanding thereunder, which would have a material adverse impact on the Company’s business and require the Company to seek alternate sources of financing.

The Company is working with the Lender to obtain a waiver of the financial covenant for the end of the third quarter of fiscal 2018 and an amendment to the 2018 Credit Agreement to facilitate future compliance with the financial covenant (the “Waiver and Amendment”). The Company expects to obtain the Waiver and Amendment on or before October 22, 2018 and to file its Form 10-Q for the third quarter of fiscal 2018 on or before the fifth calendar day following the prescribed due date, which is the time period provided by Rule 12b-25.

The Company was not in compliance with this financial covenant at the end of the second quarter of fiscal 2018. However, the Company obtained a waiver from the Lender on July 13, 2018.

Cautionary Note Regarding Forward-Looking Statements.

This Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, liquidity, statements of management’s plans and objectives, future contracts, and forecasts of trends and other matters. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “should,” “outlook,” “plan,” “project” and other words and expressions of similar meaning. These forward-looking statements include statements regarding expectations about the Company’s ability to obtain the Waiver and Amendment within the time period required to timely file the Form 10-Q or at all, the Company’s ability to obtain an alternate source of financing, the Company’s results and the timing of the filing of its Quarterly Report on Form 10-Q for the three months ended August 31, 2018. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. In addition to the information in this Form 8-K, you should carefully consider the risk factors and risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2017 and other periodic reports filed with the SEC.

Item 7.01. Regulation FD Disclosure.
See Item 2.02 “Results of Operations and Financial Condition” above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2018

CCA Industries, Inc. x

By: /s/  Stephen A. Heit
Stephen A. Heit
Chief Financial Officer